EXHIBIT 23.1

Force Protection Video Equipment Corp.

140 Iowa Lane

Suite 101

Cary, NC 27511

Dear Sir/Madam:

We hereby consent to the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated June 16, 2016, relating to the financial statements of Force Protection Video Equipment Corp which are contained in this prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/Baum & Company

Miami Beach, FL 33139

October 6, 2016